UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2020, Myomo, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, who is acting as the representative of the underwriters named therein (collectively, the “Underwriters”), related to the public offering of 2,143,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) or common stock equivalents (which includes pre-funded warrants to purchase shares of Common Stock in lieu of shares of Common Stock (the “Pre-Funded Warrants”)) and investor warrants to purchase up to an aggregate of 2,143,000 shares of Common Stock (the “Investor Warrants”). Each share of Common Stock (or Pre-Funded Warrant in lieu thereof) is being sold together with one Investor Warrant to purchase one share of Common Stock, at a combined public offering price of $7.00 per share of Common Stock and accompanying Investor Warrant, less the underwriting discounts and commissions payable by the Company (the “Offering”). The Underwriter will purchase the Common Stock and Investor Warrants at a discounted price of $6.5100 per share of Common Stock and accompanying Investor Warrant, and $6.5099 per Pre-Funded Warrant and accompanying Investor Warrant, representing a seven percent (7.0%) discount to the public offering price. The Company has granted the Underwriter a 45-day option to purchase, at the same price, an aggregate of up to an additional (i) 321,450 shares of Common Stock and/or (ii) Investor Warrants to purchase up to 321,450 shares of Common Stock as may be necessary to cover over-allotments made in connection with the Offering, if any. The Common Stock and/or Investor Warrants purchased under this option may be sold either together or separately in any combination to be determined by the Underwriters.

The Investor Warrants to be issued in the Offering are exercisable beginning on the date of issuance and will expire five years thereafter. The exercise price of the Investor Warrants is $7.50 per share of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the Investor Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the Investor Warrants. In the event of a sale of the Company, and subject to the exceptions provided in the Investor Warrants, each holder of Investor Warrants has the right, exercisable at its option, to require the Company to purchase such holder’s Investor Warrants at a price determined using a Black-Scholes option pricing model as described in the Investor Warrants.

The Pre-Funded Warrants to be issued in the Offering are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price of $7.00 per share of Common Stock underlying each Pre-Funded Warrant will be pre-paid, except for a nominal exercise price of $0.0001 per share, upon the issuance of the Pre-Funded Warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

The Offering is expected to close on February 13, 2020, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $13.7 million, assuming no exercise of the Investor Warrants and after deducting underwriting discounts and commissions and payment of other transaction expenses payable by the Company associated with the Offering.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-235538), which was initially filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2019, subsequently amended and declared effective by the Commission on February 10, 2020, and the Company’s registration statement on Form S-1 (File No. 333-236360) filed under Rule 462(b) of the Securities Act of 1933, as amended, which was effective immediately upon filing.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of ninety (90) days following the Offering without the prior written consent of the representative of the Underwriters.

The Company has also agreed to issue to the representative a warrant (the “Underwriter Warrant”) to purchase 214,300 shares of Common Stock (246,445 if the underwriters’ option to purchase additional securities is exercised in full). The Underwriter Warrant will have an exercise price of $7.00 per share and may be exercised on a cashless basis in certain circumstances specified in the Underwriter Warrant. The Underwriter Warrant is exercisable 180 days from the date of issuance and will expire five years from the date of issuance. The Underwriter Warrant provides for adjustment in the number and price of such Underwriter Warrant (and the shares of Common Stock underlying such Underwriter Warrant) in the event of a recapitalization, merger or other fundamental transaction.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Copies of the Underwriting Agreement, the form of Investor Warrant, the form of Pre-Funded Warrant and the form of Underwriter Warrant to be issued in connection with the Offering are filed herewith as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On February 11, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Company issued warrants (the “2017 Warrants”) in its December 2017 public offering. Pursuant to the terms of the warrants, the sale and issuance in this Offering of Common Stock at a public offering price of $7.00 per share triggered an adjustment to the exercise price of the outstanding 2017 Warrants. The exercise price of such warrants was reduced from $42.00 per share to $0.0001 per share, pursuant to the terms of such warrants, which included factors such as market conditions in the period leading up to this offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 11, 2020 by and between Myomo, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named therein

4.1	Form of Investor Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Underwriter’s Warrant

99.1	Press release issued by Myomo, Inc. on February 11, 2020, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: February 12, 2020	By:	/s/ David A. Henry
David A. Henry
Chief Financial Officer